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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 12, 2002 relating to the financial statement of El Paso Energy Management, L.L.C., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                        /s/ PricewaterhouseCoopers LLC

Houston, Texas
August 12, 2002